SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐ Soliciting Material Pursuant to §240.14a-12

PAC-WEST TELECOMM, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1776 W. March Lane, Suite 250
Stockton, California 95207
April 29, 2005
Dear Shareholder:
      You are cordially invited to attend the annual meeting of shareholders of Pac-West Telecomm, Inc., which will be held on June 21, 2005, at 8:00 a.m., Pacific time, at the Founders Conference Room located at 4210 Coronado Avenue, Stockton, California, 95204. A Notice of Meeting, Proxy Statement, Proxy Form and our 2004 Annual Report are included with this letter.
      At this year’s annual meeting, you will be asked to consider and take action with respect to the election of eight directors to our board of directors, the approval of an amendment to our bylaws authorizing our board of directors to establish the size of the board and to divide the board members into either two or three classes if and when we are qualified as a listed company under California law, and any other business properly presented at the annual meeting. These matters are described more fully in the enclosed Notice of Meeting and Proxy Statement.
      It is important that your shares are represented and voted at the annual meeting regardless of the size of your share holdings or whether or not you plan to attend the annual meeting in person. Accordingly, please complete, sign and date the enclosed Proxy Form and return it promptly in the enclosed envelope. If you attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person.
      We hope that you will be able to attend the annual meeting and we look forward to seeing you.

Sincerely,

Henry R. Carabelli
President and Chief Executive Officer

1776 W. March Lane, Suite 250
Stockton, California 95207
NOTICE OF MEETING
      The annual meeting of shareholders of Pac-West Telecomm, Inc. will be held on June 21, 2005, at 8:00 a.m., Pacific time, at the Founders Conference Room located at 4210 Coronado Avenue, Stockton, California, 95204, to consider and take action with respect to the following matters:

1. the election of eight directors to our board of directors;

2. the approval of an amendment to our bylaws authorizing our board of directors (a) to establish the size of the board and (b) to divide the board members into either two or three classes if and when we are qualified as a listed company under California law; and

3. the transaction of such other business as may properly come before the annual meeting and any adjournments or postponements thereof.
      These matters are described more fully in the Proxy Statement that accompanies this Notice of Meeting and the enclosed Proxy Form and Annual Report.
      Holders of record of our common shares at the close of business on April 25, 2005 are entitled to receive notice of and to vote on all matters presented at the annual meeting and at any adjournments or postponements thereof. A list of such shareholders will be available for examination by any shareholder for any purpose germane to the annual meeting during normal business hours at our principal executive offices at the address above.

By Order of the Board of Directors

Robert C. Morrison
Secretary
April 29, 2005
Your vote is important whether or not you plan to attend the annual meeting in person and regardless of the number of common shares you own, please complete, sign and date the enclosed Proxy Form and mail it promptly in the envelope provided to help ensure that your common shares will be represented at the annual meeting. If you attend the annual meeting, you may, of course, withdraw your proxy and vote in person. In addition, you may revoke your proxy before it is voted by delivering written notice to our Corporate Secretary at our principal executive offices at the address above or by submission of a later-dated Proxy Form.

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1776 W. March Lane, Suite 250
Stockton, California 95207
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 21, 2005
      This Proxy Statement is being furnished to the holders of common shares, par value $0.001 per share, of Pac-West Telecomm, Inc., which we sometimes refer to in this Proxy Statement as “Pac-West” or the “Company,” in connection with the solicitation of proxies by and on behalf of our board of directors for use at the annual meeting of shareholders to be held on June 21, 2005, at 8:00 a.m., Pacific time, and at any adjournments or postponements thereof. The purpose of the annual meeting is to consider and take action with respect to the following matters:

(1) the election of eight directors to our board of directors; and

(2) the approval of an amendment to our bylaws authorizing our board of directors to (a) establish the size of the board and (b) divide the board members into either two or three classes if and when we are qualified as a listed company under California law.
      This Proxy Statement, the Notice of Meeting, the Proxy Form and our 2004 Annual Report are being mailed on or about May 3, 2005 to holders of record of our common shares at the close of business on the record date, April 25, 2005.
      If the enclosed Proxy Form is properly signed, dated and returned to us, the individuals identified as proxies thereon will vote the shares represented by the Proxy Form in accordance with the directions noted thereon. If no direction is indicated, the proxies will vote FOR the nominees identified in this Proxy Statement as directors and FOR the amendment to our bylaws authorizing our board of directors to establish the size of the board and to divide the board members into either two or three classes if and when we are qualified as a listed company under California law. At this time, we are not aware of any matters other than those discussed in this Proxy Statement that will be presented for consideration by the shareholders at the annual meeting. If other matters are properly presented for consideration by the shareholders, all shares represented by the Proxy Forms will be voted in accordance with the recommendations of our management.
      Returning your completed Proxy Form will not prevent you from voting in person at the annual meeting if you are present and wish to vote. In addition, you may revoke your Proxy Form before it is voted by delivering written notice to our Corporate Secretary prior to the beginning of the annual meeting at our principal executive offices at the address above or by submission of a later-dated Proxy Form.
Voting Generally
      Only record holders of our common shares at the close of business on the record date, April 25, 2005, will be entitled to vote at the annual meeting. Each outstanding common share entitles the holder thereof to one vote on Proposition 2. As described more fully below, shareholders may cumulate votes with respect to the director nominees set forth in Proposition 1. As of the record date, we had 36,849,052 common shares outstanding.

Cumulative Voting for Directors
      Cumulative voting is authorized for all shareholders if any shareholder gives notice prior to the voting of the shareholder’s intention to cumulate such shareholder’s votes. Cumulative voting means that each shareholder, when electing directors, has the right to cumulate votes and give to one nominee a number of votes equal to the number of directors to be elected (eight at this meeting) multiplied by the number of votes to which such shareholder’s shares are entitled, or may distribute such number of votes among any or all of the nominees at the shareholder’s discretion. Shareholders may exercise their right to cumulative voting by attaching to their Proxy Form their instructions indicating how many votes their proxy should give to each candidate.
Quorum
      The presence in person or by proxy of the holders of a majority of our common shares outstanding as of the record date will constitute a quorum for the purpose of transacting business at the annual meeting.
Abstentions; Broker Non-Votes
      Abstentions will be treated as present and entitled to vote, and therefore will be counted in determining the existence of a quorum and will have the effect of a vote against Proposition 2, which requires the affirmative vote of a majority of our issued and outstanding common shares in order to be approved or adopted. Broker non-votes will be considered present but not entitled to vote, and thus will be counted in determining the existence of a quorum and will have the effect of a vote against Proposition 2. “Broker non-votes” occur when shares held by brokers or nominees that are present in person or represented by proxy are not voted on a particular matter because instructions have not been received from the beneficial owner.
Solicitation of Proxies
      We will bear the entire cost of this solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Notice of Meeting, the Proxy Form, and our 2004 Annual Report. We intend to provide copies of such solicitation materials to brokerage houses, fiduciaries, custodians and other persons or entities holding our common shares on behalf of the beneficial owner so that the solicitation materials may be forwarded to such beneficial owners. This solicitation, which is being conducted by mail, may be supplemented by a solicitation by telephone, e-mail, telegram, or other permissible means by our directors, officers or employees. No additional compensation will be paid to these individuals for conducting such a solicitation.

PROPOSITION 1
ELECTION OF DIRECTORS
      In accordance with our bylaws, our board of directors currently consists of nine members. As described in greater detail below, on March 28, 2005, Melinda Guzman Moore, a current member of our board of directors, informed the Company that she does not intend to stand for re-election at the annual meeting of shareholders, and thus we did not have sufficient time to consider, interview and select a suitable candidate to nominate in Ms. Guzman Moore’s stead. Accordingly, you are being asked to consider and vote for eight persons nominated by us to serve on our board of directors; all of whom are currently serving as members of our board of directors and one of whom has not previously been elected by shareholders at an annual meeting.
      Following are the eight current members of our board of directors standing for re-election at the annual meeting:
      Wallace W. Griffin was appointed President, CEO, and a Director of Pac-West in September 1998 when an investor group he was part of purchased and recapitalized the Company. As part of a succession plan, in June 2001 he transferred the title of President to Henry R. Carabelli, and in July 2003 he transferred the title of CEO to Mr. Carabelli and transitioned to a non-executive Chairman role. Mr. Griffin has over 40 years experience in telecommunications, cable television, publishing and advertising. Prior to joining Pac-West, Mr. Griffin served as a Group President for a number of Jones International companies from 1994 to 1997, including Jones Lightwave, Ltd., a Competitive Local Exchange Carrier, and Jones Education Company, a leader in using technology to deliver education. Concurrently with his employment with these entities, Mr. Griffin was co-owner of a consulting and business development company, Griffin Enterprises, Inc. From 1987 through 1992, he served as the President and CEO of U S West Marketing Resources Group, where he managed the $1 billion publishing, media software and advertising services division. Mr. Griffin currently serves on the Board of Directors of DDx, Inc., the Advisory Board for the University of the Pacific Eberhardt School of Business, the Board of Trustees for the University of California, Merced and the Board of Trustees for the Delta College Foundation in Stockton.
      Henry R. Carabelli joined Pac-West as President and COO in June 2001. Effective January 1, 2003, Mr. Carabelli became a Director of Pac-West, and in July 2003 he also became CEO. Mr. Carabelli has overall responsibility for the operations of the Company. Formerly the COO of ICG, a Colorado-based CLEC, and President of @Link Networks, a broadband service provider, Mr. Carabelli brings over 28 years of telecom experience to Pac-West. He joined ICG in 1996 as Executive Vice President of network operations, and served as COO from 1998 to 1999 with responsibility over network engineering, customer care, sales, and installation. Prior to ICG, Mr. Carabelli spent 19 years in management with Ameritech and Michigan Bell. He is also a Director on the San Joaquin Business Council as well as the University of San Francisco Telecommunications Advisory Board.
      David G. Chandler has served as a Director of Pac-West since September 1998. Mr. Chandler has served as a Managing Director of William Blair Capital Partners (and predecessor entities), a private equity firm, since December 1988. Since September 2004 Mr. Chandler has also served as a Managing Director of Chicago Growth Partners, a private equity investment firm recently co-founded by Mr. Chandler. Mr. Chandler serves as a director of a number of privately held companies. Mr. Chandler holds an M.B.A. from The Amos Tuck School at Dartmouth College and a B.A. from Princeton University.
      Jerry L. Johnson served as Chairman of Pac-West’s Board of Directors from September 1998 to June 2001. From August 2002 until present, Mr. Johnson has served as President of eMoney Advisor, Inc. From 1995 until December 2001, Mr. Johnson was employed by Safeguard Scientifics Inc., where he was the Executive Vice President overseeing the partner companies in the E-Communications group. From 1985 to 1995, he worked at U S West in various positions, including Vice President, Network and Technology Services, which included managing U S West’s largest division, and supervising 21,000 management, engineering, technical and clerical employees. From 1983 to 1985, Mr. Johnson was President and CEO of Northwestern Bell Information Technologies. Mr. Johnson holds a Masters in Management from the Sloan School at MIT, a Masters in Psychology from Northern Illinois University and a B.S. in Psychology from

Northeastern Missouri. He serves on the boards of Axum Financial LLC, Decis, Inc., Education Management Corporation and Pac-West Telecomm, as well as the boards of directors of the Philadelphia Orchestra, the Episcopal Academy and Penn Liberty Bank.
      John K. La Rue founded the Company’s predecessor (also known as Pac-West Telecomm, Inc.) in 1980 and served as its President until September 1998. From September 1998 until July 2001, Mr. La Rue served as Pac-West’s Executive Vice President. Currently, Mr. La Rue is semi-retired and employed on a part-time basis serving as an advisor to Mr. Carabelli, Pac-West’s President and CEO. Mr. La Rue has over 39 years of experience in the telecommunications industry.
      Thomas A. Munro has served as a director since April 2003 and has over 22 years of financial and technology experience. Mr. Munro currently serves as CEO of Verimatrix, Inc. In January 2003, he retired from Wireless Facilities, Inc. (Nasdaq: WFII), a global leader in the design, deployment, and management of wireless mobility and broadband wireless networks. He served as CFO from 1997 to 2000, and President from September 2000 until his retirement. Prior to WFI, he was founder and CEO of @Market, a retail sporting goods website. From 1994 to 1995, he served as CFO for Precision Digital Images, Inc. From 1981 to 1994, he was employed with MetLife Capital Corporation, where he served as CFO and a Director on the company’s Board from 1992 to 1994. He holds a bachelor’s degree in business administration and an MBA from the University of Washington and has co-authored two college level text books on computer programming. Mr. Munro also serves as a director of Airgain, Inc, BioFortis, Inc., Concerto Networks, Inc., Kineticom, Inc. and the San Diego Telecom Council.
      Samuel A. Plum has served as a Director of Pac-West since September 1998. Mr. Plum has been a Managing General Partner of the general partner of SCP Private Equity Partners, L.P. since its commencement in August 1996, and was employed by Safeguard Scientifics from 1993 to 1996. From February 1989 to January 1993, Mr. Plum served as President of Charterhouse, Inc. and Charterhouse North American Securities, Inc., the U.S. investment banking and broker-dealer divisions of Charterhouse PLC, a merchant bank located in the United Kingdom. From 1973 to 1989, Mr. Plum served in various capacities at the investment banking divisions of PaineWebber, Inc. and Blyth Eastman Dillon & Co., Inc. Mr. Plum has 22 years of investment banking, mergers and acquisitions, and private equity investment experience. Mr. Plum also serves as a director of Index Stock Imagery, Inc., Inc., Metallurg Holdings, Inc., Mobility Technologies, Inc. and Pentech Financial Services Inc.
      Timothy A. Samples has served as a Director of Pac-West since January 2005. Mr. Samples has over 20 years experience in the communications industry. Since January of 2003, he has been the Principal in Sapience LLC, in Scottsdale, Arizona, where he does consulting work and serves as a non-executive Director for two telecommunications companies. From February 2001 to June 2002, he served as CEO, President, and Chairman of the Board of Management for Completel N.V. in London, England and Paris, France, a Dutch registered CLEC. From February 2000 to February 2001, Mr. Samples served as CEO and President of Firstmark Communications, a Pan-European broadband company with operations in seven Western European countries. From September 1997 to February 2000, he was CEO of One2One, a GSM service operator created through a joint venture between MediaOne group and Cable and Wireless. From July 1995 to May 1996, Mr. Samples served as Vice President and General Manager for US West Cellular/ Airtouch in Phoenix, Arizona. Prior to 1995, Mr. Samples held various management, sales, and marketing positions with US West/ MediaOne Group.
      On March 28, 2005, Melinda Guzman Moore, a current member of our board of directors, informed the Company that she does not intend to stand for re-election at the annual meeting of shareholders. Because our Nominating and Corporate Governance Committee has not had sufficient time to consider, interview and select a qualified replacement nominee to our board, shareholders are being asked to elect eight persons nominated by us to serve on our board of directors, and one directorship will go unfilled at this time. With respect to this vacancy, our board may vote to designate a substitute nominee prior to the annual meeting of shareholders. However, if a nominee is so designated, proxies may not be voted for more than eight (8) director nominees. If no substitute nominee is designated prior to the annual meeting of shareholders, our board may appoint a person to fill this vacancy after the annual meeting to serve for the remainder of such director’s term. Alternatively, if the shareholders approve Proposition 2 below amending our bylaws to authorize our board to, among other things, establish the size of the board at not less than five (5) members and not more than nine (9) members, our board may thereafter elect to reduce the size of our board of directors from its current size of nine (9), resulting in the elimination of this vacant seat.
      Under California law, listed companies are authorized to implement a “classified” board of directors, for which directors may be divided into two or three classes and serve terms of two or three years, respectively. A “listed” company under the California Corporations Code is one whose shares are listed on the New York Stock Exchange or American Stock Exchange, or quoted on the Nasdaq National Market System. Our common shares were quoted on the Nasdaq National Market System from November 4, 1999, when we completed our initial public offering, until May 28, 2002, when our common shares ceased being quoted on the Nasdaq National Market and began being quoted on the Nasdaq SmallCap Market. Accordingly, although our articles of incorporation and bylaws provide for a classified board of directors, we are currently ineligible to continue utilizing a classified board of directors until such time as we may qualify as a listed company under the California Corporations Code. If our shareholders approve Proposition 2 resulting in amendment of our bylaws to authorize our board to, among other things, divide the board into two (2) or three (3) classes if and when we again qualify as a listed company under the California Corporations Code, our board may at any time thereafter adopt a resolution adopting such a classified board of directors.
      Directors elected at this annual meeting will serve until the 2006 annual meeting of shareholders or until a successor has been elected or appointed and qualified except in the case of the death, removal or resignation of such director with all continuing directors eligible to serve out the remainder of their original terms.
      We believe that each of the eight nominees identified above is willing to be elected and to serve on our board of directors. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not now contemplated, the incumbent directors may or may not select a substitute nominee. However, if a nominee is so designated, proxies may not be voted for more than eight (8) director nominees.
      Directors will be elected at the annual meeting by a plurality of the votes cast at the annual meeting by the holders of shares represented in person or by proxy. Cumulative voting is authorized for all shareholders if any shareholder gives notice prior to the voting of the shareholder’s intention to cumulate such shareholder’s votes. Cumulative voting means that each shareholder, when electing directors, has the right to cumulate votes and give to one nominee a number of votes equal to the number of directors to be elected (eight (8) at this meeting) multiplied by the number of votes to which such shareholder’s shares are entitled, or may distribute such number among any or all of the nominees at the shareholder’s discretion.
      Shareholders may exercise their right to cumulative voting by attaching to the Proxy Form their instructions indicating how many votes their proxy should give to each candidate.
      Our board of directors has carefully considered and approved the nominees and recommends that you vote “FOR” all of the nominees listed above.

DIRECTORS AND EXECUTIVE OFFICERS
      The table below sets forth certain information as of April 12, 2005 with respect to our current directors and executive officers:

Name	Age	Position(s)

Executive Officers:
Henry R. Carabelli	49	President and Chief Executive Officer
H. Ravi Brar	36	Chief Financial Officer
Todd M. Putnam	41	Chief Information Officer
Michael B. Hawn	41	Vice President Customer Network Services
Wayne Bell	33	Vice President Marketing and Business Development
Eric E. Jacobs	34	Vice President, General Manager Service Provider Sales
Peggy Mc Gaw	46	Vice President Finance
John F. Sumpter	57	Vice President Regulatory
Robert C. Morrison	58	Vice President and General Counsel
Directors:
Wallace W. Griffin	66	Chairman of the Board of Directors
Henry R. Carabelli	49	President and Chief Executive Officer
David G. Chandler	47	Director
Jerry L. Johnson	57	Director
John K. La Rue	55	Founder and Director
Thomas A. Munro	48	Director
Samuel A. Plum	60	Director
Melinda Guzman-Moore	41	Director
Timothy A. Samples	47	Director
      The present principal occupations and recent employment history of each of our executive officers listed above, other than those officers also serving as a director, are set forth below.
Executive Officers
      H. Ravi Brar joined Pac-West in July 1999 as Vice President of Business Development. He was appointed Vice President of Customer Operations in October 2000, Vice President of Finance and Treasurer in August of 2001, Acting Chief Financial Officer in February of 2002, and Chief Financial Officer in September 2002. Mr. Brar has responsibility for the Company’s financial and accounting operations, evaluating strategic growth opportunities, and human resources. Prior to joining Pac-West, Mr. Brar was employed with Xerox Corporation from 1991 to August 1999, where he held several senior level business development and financial management positions, including Business Development Manager of Developing Markets Operations in China and Russia, and Area General Manager and Controller of Xerox’s Business Services division in Pittsburgh, PA.
      Todd M. Putnam joined Pac-West in October 2003 as Chief Information Officer. Mr. Putnam has responsibility over the Company’s information systems including its Information Technology strategic plan and infrastructure, including operating support systems, software development, database administration, security, system integration, internal and external web sites, and supplier partnerships. Prior to joining Pac-West, he completed a consulting assignment with TechNexxus, LLC (a subsidiary of Mintz Levin Cohn Ferris Glovsky and Popeo PC) in Washington D.C. From October 1989 to March 2002, he was employed with Global Crossing LTD (Frontier Communications, ConferTech International, and T1 Systems), where he was responsible for building, operating, and maintaining the global information systems infrastructure for the entire company. He held a variety of senior level IT positions, including Vice President of Global IS Operations, Vice President of North American Systems and Infrastructure, Vice President of Systems Development, and CIO of the ConferTech division.
      Michael B. Hawn joined Pac-West as Vice President of Customer Network Services in August 2001. Mr. Hawn has end-to-end responsibility over service delivery, maintenance, planning, engineering, billing operations and reliability. He has over 18 years of telecommunications management experience, including network planning, engineering, service delivery, provisioning, and software development. His former positions include Vice President of National Operations from October 2000 to April 2001 and Vice President of Program Management from February 2000 to September 2000 for @Link Networks, Inc. in Louisville, CO, Vice President of Planning and Engineering and Vice President Engineering from March 1999 to February 2000, and Senior Director of Quality from June 1997 to August 1998 for ICG Communications, Inc. in Englewood, CO. Mr. Hawn also served as Technical Manager for Lucent Technologies’ Regional Technical Assistance Center (RTAC) in Lisle, IL and Cockeysville, MD from May 1995 to June 1997, and as a Member of Technical Staff from May 1989 to May 1995 and Senior Technical Associate from June 1986 to March 1989 for AT&T Bell Laboratories in Naperville, IL.
      Wayne Bell joined Pac-West as Vice President of Marketing in August 2001. He assumed additional responsibility as Vice President of Service Provider Markets in February 2003, and SME Markets in October 2003. In January 2005, after Pac-West entered into an agreement with U.S. TelePacific Corp. to sell its SME line of business, Mr. Bell retained responsibility over Marketing and assumed additional responsibility over Business Development. Mr. Bell currently has responsibility for product marketing and development, business analysis, corporate communications, business development, corporate development, and partnerships. Mr. Bell has over 12 years of telecommunications management experience, including product marketing, product and process development, network planning, engineering, sales, customer service, and operations. His former positions include Vice President of Marketing and Channel Development for @Link Networks, Inc. in Louisville, CO and Senior Director of Product and Process Development for ICG Communications, Inc. in Englewood, CO. He also served in a Director capacity in the Program Office for U S WEST Communications, Inc. in Englewood, CO.
      Eric E. Jacobs joined Pac-West in March of 2003 and was promoted to Vice President, General Manager of Service Provider Markets in December 2003. He has over ten years of sales management experience in the communications industry. Prior to joining Pac-West, he held positions as Director of Sales for Metromedia Fiber Network from May 2000 to March 2003, and for Nextel Communications, Inc. from June 1995 to May 2000. Mr. Jacobs has leadership over the Company’s sales, channel marketing and customer relations teams.
      Peggy Mc Gaw joined Pac-West in June 2002 as Executive Director of Accounting and Finance and was promoted to Vice President Finance in December 2003. Ms. Mc Gaw has responsibility over accounting, risk management, financial reporting and compliance, and tax and treasury activities. Prior to joining Pac-West she served as CFO of theDial.com from September 1999 to May 2002. Prior positions included in her 20 years of finance experience are Vice President of Finance and Acting CFO of Intracel Corporation and Business Assurance Manager for PricewaterhouseCoopers, LLP. Her extensive experience with technology-based companies includes numerous capital raising and M&A transactions. Ms. Mc Gaw is a member of the American Institute of Certified Public Accountants, Financial Executives International and the Forum for Women Entrepreneurs.
      Robert C. Morrison joined Pac-West as Vice President and General Counsel in January 2003. He served on Pac-West’s Board of Directors from June 2001 through December 2002. He has served as our Corporate Secretary since February 2001. Mr. Morrison has responsibility over corporate governance, record keeping, documentation and legal administration of contractual relationships, and managing the Company’s relationships with outside law firms. Prior to joining Pac-West, Mr. Morrison was an attorney with Neumiller and Beardslee, P.C. in Stockton, California from 1972 to December 2002. He served as Managing Director from 1983 to 1990. In July 2002, he completed a term on the Board of Regents of the University of California. He is a past president of the Greater Stockton Chamber of Commerce, the San Joaquin County Economic

Development Association, and the alumni association for UC Davis, and is a former member of the Board of Directors and Executive Committee of the Lassen Volcanic National Park Foundation.
      John F. Sumpter joined Pac-West as Vice President of Regulatory in July 1999. He is responsible for Pac-West’s relations with government regulatory agencies, regulatory compliance, and intercarrier relations. Mr. Sumpter has over 30 years of experience in the telecommunications industry. Prior to Pac-West, he was employed with AT&T from 1984 to July 1999, where he held several executive level regulatory and marketing positions, including Division Manager of Law and Government Affairs, District Manager of Switched Services Product Management, and District Manager of Marketing. He currently serves as Chairman of the Board of CALTEL, the California Association of Competitive Telecommunications Companies and of CACE, the California Alliance for Consumer Education.
Information About Our Board of Directors

General
      Our board of directors met ten (10) times during the fiscal year ended December 31, 2004. Our board of directors has standing audit, compensation, executive, nominating and corporate governance, and risk management committees. With the exception of Melinda Guzman Moore, who is not standing for reelection at the annual meeting, each of our incumbent directors attended 75% or more of the aggregate number of meetings of the board of directors and any committees on which such director served during the fiscal year ended December 31, 2004. Our executive officers are elected by and serve at the discretion of our board of directors.
      Our board of directors assesses the independence of the directors of the Company, and examines the nature and extent of any relationships between the Company and its directors, their facilities and their affiliates. Based on this assessment, our board of directors has concluded that five of the eight nominees for election to the board of directors, Messrs. Chandler, Johnson, Munro, Plum and Samples, qualify as “independent” directors in accordance with the listing requirements of the Nasdaq Stock Market.

Compensation of Directors
      Directors who are employed by us, including Mr. Carabelli and Mr. La Rue, are not currently entitled to receive any compensation for serving on our board of directors. Our independent directors are entitled to receive $5,000 per quarter as compensation for serving on our board of directors, and an additional $500 for each committee meeting they attend that is held other than on a board meeting date. However, two of our independent directors, Messrs. Chandler and Plum, have declined to accept compensation for service on our board or its committees. Mr. Griffin receives $5,000 per quarter as compensation for serving on our board of directors and $12,500 per quarter for performing the duties of chairman of the board.
      In June 2004, we granted to Mr. Johnson and Ms. Guzman Moore options to purchase 12,000 of our common shares, and to Mr. Munro options to purchase 1,000 of our common shares. These options vest in one year from the date of grant and have an exercise price of $1.14 per share.
      In addition, we pay for the reasonable out-of-pocket expenses incurred by each director in connection with attending board and committee meetings.

Board Member Nominations
      The nominating and corporate governance committee identifies nominees for director from various sources. At times, the committee may retain search firms at our expense to identify potential nominees. In assessing potential nominees, the committee considers the character, background and professional experience of candidates. All nominees should possess unquestioned personal integrity and sound business ethics, loyalty to us and concern for our success and welfare, the ability to exercise sound and independent judgment and an awareness of a directors’ vital role in our good corporate citizenship. In addition, all director nominees must be willing to assume broad, fiduciary responsibility on behalf of all shareholders for the management of the enterprise. The committee will also carefully consider any potential conflicts of interest. In addition, to be a qualified nominee as an independent member of the board of directors, such nominee must meet the definition of an “independent” director pursuant to applicable law, Securities and Exchange Commission regulations, our Corporate Governance Standards and the listing requirements of the Nasdaq Stock Market.
      The nominating and corporate governance committee will consider nominees recommended by shareholders who beneficially own and have owned for one year prior to the date of the recommendation, individually or in the aggregate, more than five percent of our issued and outstanding common shares. Recommendations for nominees may be submitted by shareholders by accessing the investor relations page of the company website http://www.pacwest.com and clicking the appropriate hyperlink, or via regular mail or overnight delivery service addressed to: nominating and corporate governance committee, Pac-West Telecomm, Inc., 1776 W. March Lane, Suite 250, Stockton, CA 95207. Nominations for the 2006 annual meeting must be received by us no earlier than October 1, 2005 and no later than December 30, 2005. Recommendations received after December 30, 2005 will be retained for consideration in the event of a board vacancy occurring after the date of the 2006 annual meeting. Each recommendation must contain (i) the legal name and address of the person making the recommendation, and in the case of shareholders, the number of shares owned and the length of ownership thereof, (ii) as to each candidate, the legal name and contact information of that candidate, a resume or biographical description of the candidate sufficient to evaluate his or her personal qualifications and experience, (iii) the legal names and contact information of three personal and business references with respect to the character and business background and experience of the candidate and (iv) a statement that the candidate is aware that he or she has been recommended and has expressed willingness and ability to serve if nominated and elected.
      The nominating and corporate governance committee will consider and evaluate persons recommended by shareholders meeting the above requirements in the same manner as potential nominees identified for nomination by us. The committee will rank the candidates it receives, conduct interviews of an appropriate number of candidates at the top of the ranking, cause further investigation to be performed on those candidates it intends to recommend for nomination and, subject to successful completion of such investigation, will recommend to the board of directors a slate of nominees to be considered for election at the annual meeting. These procedures are described in greater detail in the Corporate Governance Standards set forth in the Corporate Governance section of our website at http://www.pacwest.com.

Shareholder Communications with the Board and Annual Meeting Attendance
      Any shareholder or other interested party who has a concern or inquiry regarding our conduct may communicate directly with either our independent directors or the full board of directors. Our lead independent director will receive all such communications on behalf of our independent directors and the full board of directors. Communications may be confidential or anonymous, and may be submitted in writing to: lead independent director, c/o Corporate Secretary Pac-West Telecomm, Inc., 1776 W. March Lane, Stockton, California 95207 or by accessing our investor relations page at http://www.pacwest.com. Our lead independent director will receive all such communications on behalf of our independent directors and the full board of directors. All such communications will be reviewed and, if necessary, investigated and/or addressed by the lead independent director, and the status of such communications will be reported to our independent directors or the full board of directors on a quarterly basis. These matters are described in more detail in our Code of Business Conduct and Ethics, which is available in the Corporate Governance section of our website at http://www.pacwest.com.
      Directors are encouraged to attend annual meetings of our shareholders. At our 2004 annual meeting of shareholders, all directors then standing for reelection were in attendance.

Code of Ethics
      The Company maintains a Code of Business Conduct and Ethics that is applicable to all employees of the Company. The Code of Ethics for Financial Professionals is intended to supplement the Code of Business Conduct and Ethics and applies to the Company’s chief executive officer, chief financial officer, controller and any person performing similar functions for the Company. The Code of Business Conduct and Ethics

embodies the commitment of the board to manage the business of the Company in accordance with the highest standards of ethical conduct. Copies of the foregoing are available at http://www.pacwest.com or in print to any shareholder upon request and without charge. The Company intends to disclose on its website any amendments to, or waivers from, its Code of Business Conduct and Ethics and Code of Ethics for Financial Professionals, on behalf of any executive officer, financial professional or director of the Company.

Committees of the Board of Directors
      Our board of directors has standing audit, compensation, executive, nominating and corporate governance, and risk management committees, as follows:
      Audit Committee. The audit committee is composed of three independent directors, Messrs. Munro (Chair), Johnson and Chandler. Among other functions, the purpose of the audit committee is to assist our board of directors generally in its oversight of the integrity of our financial reporting process and systems of internal controls regarding finance, accounting and legal compliance, the independence and performance of our independent accountants, the engagement and termination of our independent accountants and any non-audit work performed by our independent accountants and our legal compliance and ethics policies and procedures. Our board of directors has determined that all members of the audit committee are “independent,” within the meaning of the listing requirements of the Nasdaq Stock Market and the rules of the Securities Exchange Commission, and that Mr. Munro qualifies as an “audit committee finance expert” within the meaning of the rules of the Securities and Exchange Commission. The audit committee met 11 times during the fiscal year ended December 31, 2004.
      The audit committee has adopted an amended and restated charter. A copy of the amended and restated audit committee charter was filed with the Securities and Exchange Commission on April 28, 2003 as part of our 2003 Proxy Statement, and is available in the Corporate Governance section of our website at http://www.pacwest.com.
      Compensation Committee. The compensation committee is composed of three independent directors, Messrs. Plum (Chair) and Johnson and Ms. Guzman Moore. Among other functions, the compensation committee makes recommendations to our board of directors regarding the compensation of our Chief Executive Officer and other senior executive officers, awards under our compensation and benefit plans and compensation policies and practices. In particular, the compensation committee reviews and approves the goals and objectives related to the Chief Executive Officer’s compensation, and evaluates the Chief Executive Officer’s performance in light of those goals and objectives. In addition, the compensation committee reviews employment agreements, severance agreements and change of control agreements with our senior executive officers. Our board of directors has determined that each of the directors serving on the compensation committee is “independent” within the meaning of the listing requirements of the Nasdaq Stock Market. The compensation committee met seven (7) times during the fiscal year ended December 31, 2004.
      The compensation committee’s charter is available in the Corporate Governance section of our website at http://www.pacwest.com.
      Executive Committee. The executive committee is composed of Messrs. Griffin (Chair), Munro and Plum, in addition to Mr. Carabelli who serves in an ex officio non-voting capacity. Among other functions, the executive committee makes recommendations to our board of directors regarding matters that arise when the full board is unable to meet. The executive committee met seventeen (17) times during the fiscal year ended December 31, 2004, which is an unusually large number of meetings for this committee, primarily resulting from the committee’s work in overseeing the sale of our enterprise customers and assets, which received board approval in December 2004.
      Nominating and Corporate Governance Committee. The nominating and corporate governance committee is composed of three independent directors, Messrs. Johnson (Chair), Chandler and Samples. Among other functions, the nominating and corporate governance committee establishes criteria for selecting new directors and senior executive officers, identifies individuals qualified to become members of our board of directors and senior executive officers, recommends to our board of directors such individuals as nominees and makes recommendations to the board with respect to committee assignments and committee chairs. In addition, this committee periodically reviews and makes recommendations to the board of directors regarding modifications to our Corporate Governance Standards. Our board of directors has determined that each of the directors serving on the nominating and corporate governance committee is “independent” within the meaning of the listing requirements of the Nasdaq Stock Market. The nominating and corporate governance committee met two (2) times during the fiscal year ended December 31, 2004.
      The nominating and corporate governance committee’s charter is available in the Corporate Governance section of our website at http://www.pacwest.com.
      Risk Management Committee. The risk management committee is composed of three directors, Messrs. Carabelli, La Rue and Samples. Among other functions, the risk management committee reviews and consults with management regarding proposals for insurance coverage for the Company and as oversees the development of procedures and policies to assess the risk profile of the Company, vulnerabilities of operating systems and capital facilities to risk of damage or destruction and or service interruptions and preventative and remedial plans. The risk management committee met four (4) times during the fiscal year ended December 31, 2004.
Reports by Board Committees
      The following report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement or any portion hereof into any filing under the Securities Act of 1933 (“Securities Act”), as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not otherwise be deemed filed under such Acts.

Report of the Audit Committee
      The audit committee of our board of directors consists entirely of directors who our board of directors has determined to be “independent,” within the meaning of the listing requirements of the Nasdaq Stock Market and the rules of the Securities and Exchange Commission. The members of the audit committee are Messrs. Munro, Johnson and Chandler. In addition, our board has determined Mr. Munro is an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission. The audit committee operates under a written charter adopted by the board of directors, which charter is reviewed by the audit committee on an annual basis.
      The audit committee oversees the financial reporting process, the systems of internal accounting and financial controls, the performance and independence of the independent auditor, the annual audit of Pac-West’s financial statements, and related matters. Management is responsible for our financial reporting processes including the Company’s system of internal control and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Pac-West’s independent accountants are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. Therefore, we have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and on the representations of the independent accountants included in their report on our financial statements.
      In addition, the audit committee approves the fees and terms of all audit engagements and pre-approves all auditing services and permitted non-audit services to be performed for Pac-West by the independent auditors (subject to de minimis exceptions described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the audit committee prior to completion of the audit). The audit committee may, from time to time, delegate its authority to pre-approve non-audit services on a preliminary basis to one or more audit committee members, provided that such designees present any such approvals to the full committee at the next committee meeting.

      On August 16, 2004, the audit committee dismissed the Company’s independent accountants, KPMG LLP (“KPMG”) and engaged the services of BDO Seidman LLP (“BDO Seidman”) as the Company’s new independent accountants for the remainder of 2004. The audit committee has also engaged BDO Seidman as the Company’s independent accountants for 2005.
      KPMG’s reports on the Company’s consolidated financial statements for the years ended December 31, 2002 and 2003 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During 2002 and 2003 and through the date of KPMG’s dismissal, there were: (i) no disagreements with KPMG on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on Pac-West’s consolidated financial statements for such years; and (ii) there were no “reportable events” (as such term is defined in the regulations to the Securities Act of 1933 and the Exchange Act).
      During 2002 and 2003 and through the date of KPMG’s dismissal, we did not consult BDO Seidman with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any matter that was the subject of a disagreement or reportable event as described above.
      The audit committee has reviewed and discussed with management and BDO Seidman the audited financial statements contained in Pac-West’s Annual Report on Form 10-K for the year ended December 31, 2004. The audit committee reviewed BDO Seidman’s independence and, as part of that review, received the written disclosures and letter required by the Independence Standards Board No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, relating to BDO Seidman’s independence from us. The audit committee also discussed with BDO Seidman the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as may be modified or supplemented, and had the opportunity to ask BDO Seidman questions relating to such matters.
      In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors has approved, a resolution that the audited financial statements be included in Pac-West’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.
      As recently as the 2003 annual meeting we submitted to a vote of our shareholders the matter of ratification of the appointment of our independent auditors for the year. This vote was only advisory because historically our board of directors (and now the audit committee) has the sole responsibility and authority under applicable law to engage and terminate our independent auditors. Because of the legal responsibility of the audit committee related to the retention and oversight of the independent auditors as set forth in the Sarbanes-Oxley Act of 2002 and related Securities and Exchange Commission rules, we dispensed with the formality of seeking ratification of the appointment of our independent auditors in 2004 and will not seek such ratification for 2005.

AUDIT COMMITTEE
Thomas A. Munro
Jerry L. Johnson
David G. Chandler

Audit Fees
      The following summarizes the aggregate fees billed by our current independent accountants, BDO Seidman, as well as our former independent accountants, KPMG.

	2004	2003

Audit Fees(a)	$673,043	$288,136
Audit-Related Fees(b)	36,373	43,899
Tax Fees(c)	—	—
All Other Fees(d)	23,403	—

Total Fees	$732,819	$332,035

(a)	Audit Fees are fees for professional services performed by the principal auditor for the audit of the Company’s consolidated annual financial statements and review of consolidated financial statements included in the Company’s Forms 10-K and 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements. BDO Seidman billed the Company $268,000 for 2004 for professional services rendered for the annual financial statement audit and a quarterly financial statement review. In addition, KPMG billed the Company $405,043 and $288,136 in 2004 and 2003, respectively, for professional services rendered for the annual financial statement audit and quarterly financial statement reviews.

(b)	Audit-Related Fees are fees for the assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements. These fees consisted primarily of fees for professional services provided to assist the company with the review of certain documents and the issuance of a debt compliance report. In addition, in 2003 these fees included work performed in connection with the filing of a proxy statement. For 2004, $30,973 of this amount is attributable to KPMG and $5,400 is attributable to BDO Seidman.

(c)	The Company uses Deloitte Tax LLP for all tax advisory services.

(d)	All Other Fees are fees for permissible professional services performed by BDO Seidman that are not encompassed in the above categories.
     The audit committee has considered whether the provision of the services described above is compatible with maintaining the independence of BDO Seidman and has concluded that such services are compatible with maintaining the independence of our principal auditor. Representatives of BDO Seidman are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
      The following report of the compensation committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement or any portion hereof into any filing under the Securities Act, or the Exchange Act, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Report on Executive Compensation
      The compensation committee of the board of directors is composed entirely of “independent” directors within the meaning of the listing requirements of the Nasdaq Stock Market. No member of the compensation committee is a former or current officer of the Company. The compensation committee sets and administers the policies governing annual compensation of executive officers, including cash compensation, incentive compensation and stock ownership programs.
      Pac-West’s compensation program for executive officers is administered and reviewed by the compensation committee. The key elements of the total annual compensation for executive officers consist of fixed compensation in the form of base salary and variable compensation in the form of annual and quarterly incentive compensation. It is the compensation committee’s objective to help ensure that a significant portion of an executive’s total annual compensation be contingent upon the attainment of one or more performance objectives. Payments of variable incentive compensation for corporate performance are made quarterly, and incentive payments for individual performance are made semi-annually (except for the chief executive officer who is paid annually).
      Incentive compensation payments are based upon various factors, including corporate, operating unit and individual performance during the preceding calendar year. An operating plan is established annually which sets goals for overall corporate performance relating to earnings (before interest and taxes). The chief executive officer’s annual incentive compensation is based on the overall corporate performance plus specific milestones set by the board of directors for markets in operation, access lines in service and capital raising.
      The variable pay program for executive officers for 2004 was comprised of two elements based on corporate performance and individual performance. The corporate performance equated to approximately fifty percent of the total variable pay target and was paid out as earned each quarter as determined by the compensation committee. The corporate performance goals were based on two primary financial measurements, including earnings before interest, taxes, depreciation and amortization (“EBITDA”) as a percentage of expenses, and business growth as measured by sales revenue. In addition, corporate performance takes into account customer satisfaction as measured by customer churn. The individual performance equated to approximately 50% of the annual target and was based on each executive’s performance and success in meeting the business imperatives.
      The chief executive officer’s compensation in 2004 consisted of fixed compensation in the form of base salary as specified in his employment contract with the Company. In addition, the chief executive officer is entitled to an annual bonus as determined based on the Company’s overall performance. In setting the amount of the annual bonus, the compensation committee establishes, with the assistance of the chief executive officer, a set of financial, operating and regulatory objectives and, where appropriate, specific performance metrics based upon the annual budget or industry comparables to serve as a guideline. These metrics include revenue, operating income, cash flow, plant performance, balance sheet, business growth and relative industry performance measurements. The compensation committee reviews the performance of the chief executive officer with him or her annually and based thereon determines the appropriate bonus amount. Based on the foregoing review, the compensation committee established the 2004 base salary of our chief executive officer at $358,000 and awarded him incentive compensation in the amount of $143,200 for the year ended December 31, 2004.

COMPENSATION COMMITTEE
Samuel A. Plum
Jerry L. Johnson
Melinda Guzman Moore

Equity Compensation Plan Information
      The table below provides information regarding securities authorized for issuance under our equity compensation plans as of December 31, 2004.

	Number of Securities to	Weighted-Average	Number of Securities
	be Issued Upon Exercise	Exercise Price of	Remaining Available for
	of Outstanding Options,	Outstanding Options,	Future Issuance Under
Plan Category	Warrants and Rights	Warrants and Rights	Equity Compensation Plans(1)

Approved Plans
1999 Stock Incentive Plan	5,119,352	$1.75	369,340
2000 Employee Stock Purchase Plan(2)	—	—	579,695
Non-Approved Plans
1998 Griffin Non-Qualified Stock Incentive	350,000	$0.48	—

(1)	Excludes securities reflected in the first column.

(2)	Amounts withheld from employees to purchase stock at June 30, 2005 are not included.
Compensation Committee Interlocks and Insider Participation
      There are no family relationships between any of our directors or executive officers and there are no director interlocking relationships.

EXECUTIVE COMPENSATION
      The following table summarizes the compensation we paid in the fiscal years ended December 31, 2004, 2003 and 2002 to our named executive officers, consisting of our chief executive officer and each of our next four most highly compensated executive officers for the year ended December 31, 2004.

				Long-term
	Annual Compensation			Compensation

		Regular	All Other	Restricted Stock
Name and Principal Position Held	Salary	Bonus	Compensation(1)	Awards(2)

Henry R. Carabelli,
President and Chief Executive Officer
Fiscal Year 2004	356,333	143,200	12,277	—
Fiscal Year 2003	321,875	138,000	95,906	808,000
Fiscal Year 2002	275,000	175,618	7,116	—
H. Ravi Brar,
Chief Financial Officer and
Vice President of Human Resources
Fiscal Year 2004	214,983	73,610	3,467	—
Fiscal Year 2003	210,000	88,200	6,701	—
Fiscal Year 2002	195,250	114,562	6,480	—
Michael B. Hawn
Vice President Customer Network Services
Fiscal Year 2004	215,146	73,069	7,072	—
Fiscal Year 2003	212,700	82,981	9,708	—
Fiscal Year 2002	208,333	98,747	6,348	—
Wayne Bell
Vice President Marketing and
Business Development
Fiscal Year 2004	214,542	71,581	5,809	—
Fiscal Year 2003	192,313	84,025	6,695	—
Fiscal Year 2002	170,000	84,883	5,127	—
Eric E. Jacobs
Vice President, General Manager
Service Provider Sales
Fiscal Year 2004(3)	228,066	38,214	4,913	—
Fiscal Year 2003(3)	176,898	—	321	—
Fiscal Year 2002	—	—	—	—

(1)	All Other Compensation includes company 401K match, life insurance, long-term disability insurance, club dues and auto allowance. For fiscal 2003, Mr. Carabelli’s Other Compensation includes $84,622 of relocation costs.

(2)	In December 2003, Mr. Carabelli received a grant of performance unit awards for 400,000 shares of common stock. The dollar value indicated in the Restricted Stock Awards column is based on the closing market price, $2.02, of our common shares when the performance unit awards were granted, December 29, 2003.

(3)	Mr. Jacobs joined the Company in March 2003. For 2004 and 2003, Mr. Jacobs had sales commissions of $73,632 and $84,315, respectively, included under salary.
Stock Incentive Plans

General
      We have established the Pac-West Telecomm, Inc. 1999 Stock Incentive Plan, which authorizes the granting of stock options, including restricted stock, SARS, dividend equivalent rights, performance units, performance shares or other similar rights or benefits to our or our subsidiaries’ current or future employees, directors, consultants and advisors. Under the 1999 Stock Incentive Plan, our board of directors is authorized to issue options to purchase shares of common stock in such quantity, at such exercise prices, on such terms and subject to such conditions as established by the board.
      In addition, we have established the 1998 Griffin Non-Qualified Stock Incentive Plan for Mr. Griffin and the 2000 Napa Valley Non-Qualified Stock Incentive Plan, which authorizes or authorized, as the case may be, the granting of stock options, including restricted stock, SARS, dividend equivalent rights, performance units, performance shares or other similar rights or benefits to certain of our employees. Our board of directors terminated the 2000 Napa Valley Non-Qualified Stock Incentive Plan in February 2004, and we currently have no obligations outstanding under this plan.
      An aggregate of 7,601,750 shares of common stock are currently reserved for option grants under the 1999 Stock Incentive Plan and the 1998 Griffin Non-Qualified Stock Incentive Plan. These plans are subject to adjustment upon the occurrence of certain events to prevent any dilution or expansion of the rights of participants that might otherwise result from the occurrence of such events. As of December 31, 2004, we had granted options outstanding with respect to 5,069,352 of our common shares. As of December 31, 2004, 486,436 options have been exercised.
Stock Options Granted to Named Executive Officers in 2004
      There were no stock options or SARs granted to Named Executive Officers in 2004.
Outstanding Stock Options and Year-End Values
      The following table sets forth information regarding the number and value of unexercised stock options held by each of our named executive officers as of December 31, 2004. No named executive officers exercised options in 2004.

			Value of Unexercised
	Number of Unexercised		In-The-Money Options
	Options at Year End		at Year End

		Non-		Non-
Name	Exercisable	Exercisable	Exercisable	Exercisable

Henry R. Carabelli	375,000	125,000	$126,500	$61,500
H. Ravi Brar	199,000	75,000	$70,600	$60,000
Michael B. Hawn	125,000	75,000	$84,250	$54,750
Wayne Bell	93,750	81,250	$58,125	$56,375
Eric E. Jacobs	22,500	52,500	$5,313	$15,938
      The options referred to in the table above vest over a period of three to four years and are exercisable to purchase shares of our common stock in accordance with our 1999 Stock Incentive Plan and, in the case of Mr. Griffin, the 1998 Griffin Non-Qualified Stock Incentive Plan. In addition, options issued to the above named executives become fully vested upon a change in control
Performance Unit Awards
      In December 2003, we granted Mr. Carabelli the right to receive performance unit awards for 400,000 of our common shares (before any share split, reverse share split or share dividend) under an employment agreement. Under the agreement, 200,000 performance unit awards shall become vested, provided Mr. Carabelli remains employed by us through June 30, 2007 or in the event of a change in control as defined in our 1999 Stock Incentive Plan. In addition, the remaining 200,000 performance unit awards will vest provided that Mr. Carabelli remains employed by us through June 30, 2008 or in the event of a change in control as defined in our 1999 Stock Incentive Plan. The agreement provides for accelerated vesting in the event that the monthly average fair market value of our common shares is greater than or equal to $3.00 per common share for a period of six consecutive calendar months commencing on or after January 1, 2004.

Qualified 401(k) and Profit Sharing Plan
      We maintain a tax-qualified 401(k) retirement plan for all full-time employees who are at least 18 years of age and who have completed 90 days of service. The plan year is from January 1 to December 31, and we contribute $0.50 for every $1.00 contributed by the employee, subject to our contribution not exceeding 3 percent of the employee’s salary. Employees become fully vested after six years, although they vest incrementally on an annual basis after two years of service. Employees may elect to participate in the plan after completing 90 days of service with us. We match 50% of employee contributions up to 6% of compensation deferred. Our matching contributions vest at a rate 20% per year starting with the employee’s second year of service. Although we have not historically done so, we may also make discretionary profit-sharing contributions to all employees who satisfy plan participation requirements. Our matching contributions were $451,000, $303,000 and $378,000 for the years ended December 31, 2004, 2003 and 2002, respectively.
Employee Stock Purchase Plan
      In 2000, we instituted the 2000 Employee Stock Purchase Plan. The purpose of the Plan is to provide our employees with an opportunity to purchase our common shares through accumulated payroll deductions. Employees may elect to participate in semi-annual offer periods, commencing each January 1 and July 1. Employees are eligible to participate in the plan after 30 days of service, provided, however, that their customary employment is not 20 hours or less per week, and not less than 5 months in any calendar year. Subject to certain limitations, eligible employees may elect to have payroll deductions made during the relevant offer periods in amounts between one percent (1%) and not exceeding ten percent (10%) of the employee’s compensation. The maximum number of common shares available for sale under the plan is 1,000,000 shares, subject to adjustments for certain defined events. As of December 31, 2004, 420,305 common shares have been purchased pursuant to the plan.
Pension Plans
      We do not maintain a pension plan.
Employment-Related Agreements

Employment Agreements
      On July 1, 2003, we entered into an employment agreement with Mr. Carabelli. Mr. Carabelli’s employment agreement has a term of two years, provided for a base salary for the year ended December 31, 2004 of $350,000, and a bonus based upon our achievement of certain objectives and subjective criteria which shall be about 40% of his base salary. The employment agreement also provides for participation in all benefit plans made available to our executives, and may be terminated earlier by us or Mr. Carabelli under certain conditions.
      Upon termination by us without cause or by Mr. Carabelli for good reason, each as defined in the employment agreement, Mr. Carabelli will be entitled to receive, subject to certain conditions (1) severance payments equal to his base salary for a one-year period after such termination; (2) immediate vesting of all unvested stock options and extension of the period of exercise of such options to the end of the term of the grant; and (3) payment of all health insurance premiums for him and his eligible dependents with respect to his continuation coverage rights under the COBRA (or a similar statute or regulation then in effect) for one-year after termination or until he and his eligible dependents obtain coverage through a subsequent employer’s plans or cease to be eligible for COBRA.
      If the employment period is terminated as a result of disability, then Mr. Carabelli and/or his estate or beneficiaries, as the case may be, will be entitled to receive benefits under our employee benefit programs as in effect on the date of such termination to the extent permitted under such programs. In addition, Mr. Carabelli will be entitled to receive (1) an amount equal to the lesser of the terminated portion of his employment period or his base salary for the one-year period after such termination; (2) immediate vesting of all unvested stock options and extension of the period of exercise of such options to the end of the term of the grant;

(3) COBRA payments; and (4) a prorated amount of any annual bonus otherwise payable to him for the fiscal year in which his employment is terminated.
      If the employment period is terminated as a result of Mr. Carabelli’s death, then he and/or his estate or beneficiaries, as the case may be, will be entitled to receive (1) benefits under our employee benefit programs as in effect on the date of such termination to the extent permitted under such programs; (2) immediate vesting of all unvested stock options and extension of the period of exercise of such options to the end of the term of the grant; and (3) a prorated amount of any annual bonus otherwise payable to him for the fiscal year in which his employment is terminated.
      In the event of a change of control (1) in which the successor does not terminate Mr. Carabelli, but Mr. Carabelli resigns, effective six months after the effective date of the change of control or (2) in which the successor terminates Mr. Carabelli without cause within the fifteen month period beginning nine months prior to the effective date of the change of control event and ending six months after such effective date, Mr. Carabelli would be entitled to receive (A) an amount equal to 150% times his annual base salary, (B) immediate vesting of all unvested stock options and/or restricted stock and extension of the period of exercise of such options and/or restricted stock to the end of the term of the grant; and (C) COBRA payments.
      On June 1, 2004, the Company and Mr. John K. La Rue entered into an agreement amending Mr. La Rue’s terms of employment with the Company. Under this Agreement, Mr. La Rue will continue to work for the Company on a part-time basis as Vice President and Founder. Mr. La Rue’s responsibilities include advising us and consulting with our corporate officers. The terms of the agreement provide for reduced monthly compensation plus a per diem fee for those days on which services are provided to the Company. The agreement also provides that Mr. La Rue will be provided, at the Company’s expense, with personal and dependent health care, dental and vision benefits, and provides for the immediate vesting of any unvested stock options upon the termination of the agreement.
      On October 21, 2003, the Company and Mr. Griffin entered into a separation agreement in connection with the earlier than previously anticipated transition of Mr. Griffin’s responsibilities as Chief Executive Officer to a successor, which became effective July 1, 2003. On July 1, 2003, Mr. Griffin resigned as Chief Executive Officer, but continued on with us as the chairman of our board of directors. The separation agreement provided for, among other things, separation payments to Mr. Griffin vesting of all unvested options previously granted to Mr. Griffin, and prospective compensation of Mr. Griffin as a director and chairman of our board of directors.

Change of Control Agreements
      We have entered into agreements with certain executives which provide that in the event of a change of control if the successor does not hire the named executive, or is terminated by the successor, without cause, within twelve months following the effective date of the change of control event, the named executive will be entitled to receive their base salary for one year following the change of control event. The current executives with whom we have entered into such an agreement are Messrs. Sumpter, Brar, Bell, Hawn, Jacobs, Morrison and Putnam and Ms. McGaw.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information regarding ownership of our common shares as of April 25, 2005 for: (1) each person who we know owns beneficially more than 5% of our outstanding common shares; (2) each of our current directors and nominees, and executive officers; and (3) all of our current directors, nominees for director, and executive officers as a group.
Table of Beneficial Ownership

			Percent
	Number of Shares		Beneficially
	Beneficially Owned(1)		Owned(2)

Significant Shareholders:
Bay Alarm Securities LLC	3,670,688	(3)	10.0
925 Ygnacio Valley Road
Walnut Creek, CA 94596-8140
William Blair Capital Partners VI, L.P.	3,652,649	(4)	9.9
222 West Adams Street
Chicago, IL 60606
SCP Private Equity Partners, L.P.	3,652,649	(5)	9.9
435 Devon Park Drive, Building 300
Wayne, PA 19087
Directors and Named Executive Officers:
Wallace W. Griffin	1,617,994	(6)	4.3
Henry R. Carabelli	505,000	(7)	1.4
David G. Chandler	3,652,649	(8)	9.9
Jerry L. Johnson	73,929	(9)	*
John K. La Rue	1,067,868	(10)	2.9
Thomas A. Munro	25,000	(11)	*
Samuel A. Plum	3,712,219	(12)	10.1
Melinda Guzman-Moore	12,000	(13)	*
Timothy A. Samples	6,000	(14)	*
H. Ravi Brar	247,000	(15)	*
Michael B. Hawn	128,800	(16)	*
Wayne Bell	112,900	(17)	*
Eric E. Jacobs	28,750	(18)	*
All of Pac-West’s Directors and Executive Officers as a Group (17 Persons)	11,525,209	(19)	29.1

(1)	Includes the number of shares of common stock subject to options exercisable within sixty (60) days of April 25, 2005.

(2)	Shares of common stock exercisable within sixty (60) days of April 25, 2005 are considered outstanding for the purpose of determining the percent of the class held by the holder of such options, but not for the purpose of computing the percentage held by others. Percentages of less than one (1) percent are denoted by an asterisk.

(3)	Based solely upon a Schedule 13G, dated February 14, 2005, filed jointly by Bay Alarm Securities LLC (“Bay Alarm”) and the Westphal Family Foundation (“Westphal”), and subsequent for 4 filings, Bay Alarm is the direct beneficial owner of 3,620,688 shares of common stock and Westphal is the direct beneficial owner of 50,000 shares of common stock.

(4)	Based solely upon a Schedule 13G, dated February 15, 2005, filed jointly by William Blair Capital Partners VI, L.P. (“WB Partnership”) and William Blair Capital Partners VI, L.L.C. (“WB LLC”), WB Partnership is the direct beneficial owner of 3,652,649 shares of common stock. WB LLC, by virtue of it being the general partner of WB Partnership, may be deemed to be the beneficial owner of the shares of common stock owned by WB Partnership. WB LLC disclaims beneficial ownership of the 3,652,649 shares of common stock owned by WB Partnership.

(5)	Based solely upon a Schedule 13G, dated March 10, 2000, filed jointly by SCP Private Equity Partners, L.P. (“Equity Partners”), SCP Private Equity Management, L.P. (“Equity Management”), Winston J. Churchill (“Churchill”), Samuel A. Plum (“Plum”), and Safeguard Capital Management, Inc. (“Capital Management”), Equity Partners is the direct beneficial owner of 3,652,649 shares of common stock. Equity Management, by virtue of it being the general partner of Equity Partners, may be deemed to be the beneficial owner of the shares of common stock owned by Equity Partners. In addition, Churchill, Plum and Capital Management, by virtue of their being general partners of Equity Management, may also be deemed to be the beneficial owner of the shares of common stock owned by Equity Partners. Each of Equity Management, Churchill, Plum and Capital Management disclaims any direct or indirect beneficial ownership of the 3,652,649 shares of common stock owned by Equity Partners.

(6)	The common shares shown as beneficially owned by Mr. Griffin include 522,300 shares of common stock owned directly by Mr. Griffin, and 1,095,694 common shares subject to vested options. In addition, Mr. Griffin, by virtue of his being a general partner of Griffin Family Limited Liability Partnership, L.L.P. (Griffin LLP), may be deemed to be the beneficial owner of 280,000 common shares owned by Griffin LLP.

(7)	The common shares shown as beneficially owned by Mr. Carabelli include 55,000 common shares owned directly by Mr. Carabelli, and 450,000 common shares subject to vested options.

(8)	Mr. Chandler, by virtue of his being a managing director of WB LLC, may be deemed to be the beneficial owner of 3,652,649 common shares owned by WB Partnership. Mr. Chandler expressly disclaims beneficial ownership of any shares owned by WB Partnership.

(9)	The common shares shown as beneficially owned by Mr. Johnson include 31,929 shares of common stock owned directly by Mr. Johnson, and 42,000 common shares subject to vested options.

(10)	The common shares shown as beneficially owned by Mr. La Rue include 691,868 common shares owned directly by Mr. La Rue and 376,000 subject to vested options.

(11)	The common shares shown as beneficially owned by Mr. Munro include 25,000 common shares subject to vested options.

(12)	The shares of common stock shown as beneficially owned by Mr. Plum include 165,000 common shares owned directly by Mr. Plum and 59,750 shares subject to vested options. In addition, Mr. Plum, by virtue of his being the managing general partner of Equity Partners, may be deemed to be the beneficial owner of 3,547,219 shares owned by Equity Partners. Mr. Plum expressly disclaims beneficial ownership of the shares of common stock owned by Equity Partners.

(13)	The common shares shown as beneficially owned by Ms. Guzman Moore include 12,000 common shares subject to vested options.

(14)	The common shares shown as beneficially owned by Mr. Samples include 6,000 common shares subject to vested options.

(15)	The common shares shown as beneficially owned by Mr. Brar include 48,000 common shares owned directly by Mr. Brar, and 199,000 common shares subject to vested options.

(16)	The common shares shown as beneficially owned by Mr. Hawn include 3,800 shares of common stock owned directly by Mr. Hawn, and 125,000 common shares subject to vested options.

(17)	The common shares shown as beneficially owned by Mr. Bell include 400 common shares owned directly by Mr. Bell and 112,500 common shares subject to vested options.

(18)	The shares of common stock shown as beneficially owned by Mr. Jacobs include 28,750 common shares subject to vested options.

(19)	The common shares shown as beneficially owned by all of Pac-West’s directors and executive officers as a group include the common shares beneficially owned by the directors and the named executive officers described in footnotes 6 through 18 above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Registration Agreement
      We completed a recapitalization of our Company in 1998 pursuant to a merger agreement between us, Bay Alarm Company and John K. La Rue, the preexisting investors, and PWT Acquisition Corp., a corporation newly formed by an equity investment group led by Safeguard 98 Capital, L.P. and William Blair Capital Partners L.L.P.
      In connection with the recapitalization, all of our shareholders entered into a registration agreement. In accordance with the registration agreement, at any time after May 7, 2000, each of the four equity investors in the recapitalization may request one registration at our expense under the Securities Act of 1933 of all, or any portion of, their Pac-West common shares on Form S-1 or other similar long-form registration and an unlimited number of Form S-2 or S-3 or other similar short-form registrations, provided that the aggregate offering value of the registrable securities requested to be registered in any long-form registration must equal at least $5.0 million in all long-form registrations and at least $1.0 million in all short-form registrations. In the event that any one of the four equity investors in the recapitalization makes such a demand registration request, all other parties to the registration agreement will be entitled to participate in such registration. The registration agreement also grants to the parties thereto piggyback registration rights with respect to all other registrations of our common shares and we, subject to limited exceptions, will pay all expenses related to the piggyback registrations.
Non-Competition; Non-Solicitation; Confidentiality Agreements
      In connection with the recapitalization and as provided by the terms of the merger agreement or their respective employment agreements, as the case may be, Messrs. La Rue and Griffin and Bay Alarm Company have also agreed to maintain the confidentiality of our information and not to solicit our employees and customers. These provisions remain in effect for varying periods following the termination of the employment agreements.
Other Transactions with Significant Shareholders
      Mr. Bruce A. Westphal, who served as our chairman of the board until the recapitalization and as a director of the Company until March 16, 2000, is the chairman of the board of both Bay Alarm Company and InReach Internet. As of March 1, 2004, an affiliate of Bay Alarm Company beneficially owned approximately 10.0% of our outstanding common shares. Sales to Bay Alarm Company and InReach Internet LLC accounted for approximately $1,582,000, $1,784,000 and $2,527,000 or 1%, 1% and 2% of our revenues for the years ended December 31, 2004, 2003 and 2002, respectively. In addition, Bay Alarm Company provides us with security monitoring services at its normal commercial rates, and purchased the real property at which our Oakland switch facility is located. In connection with that purchase, we negotiated a lease with Bay Alarm Company for our continued use of that commercial space. The monthly lease payments under the lease were approximately $29,000 as of December 31, 2004.

PROPOSITION 2
APPROVAL OF AMENDMENTS TO
BY LAWS OF THE COMPANY AUTHORIZING THE BOARD OF DIRECTORS
TO ESTABLISH THE SIZE OF THE BOARD OF DIRECTORS AND TO
IMPLEMENT A CLASSIFIED BOARD STRUCTURE
Background
      Currently, under the Company’s bylaws, the size of the board of directors is fixed at nine (9) directors. In addition, our bylaws provide that if and when we are qualified as a listed company within the meaning of Section 301.5 of the California Corporation Code, within 10 days after such date the persons then serving as directors shall divide themselves into three (3) classes, and the election of directors of each class shall be staggered such that the directors of one class are elected at each annual meeting and serve three year terms. On April 7, 2005, the board of directors approved resolutions amending our bylaws to (i) authorize our board of directors to establish the size of the board of directors; provided that the board of directors shall consist of not less than five (5) nor more than nine (9) persons and (ii) authorize our board to divide itself into either two or three classes if and when we are qualified as a listed company under California law; such classes to serve staggered terms of two or three years as determined in advance by resolutions of the board. Both of these proposed amendments to our bylaws must be approved by the affirmative vote of a majority of our common shares issued, outstanding and entitled to vote as of the record date.
Reasons for Amendments
      The board of directors believes that these proposed amendments to our bylaws provide the Company with valuable flexibility in establishing a board of directors that is able to effectively fulfill its oversight and advisory roles. Authorizing the board to establish the size of the board of directors will allow the board to establish a board of directors that effectively serves the interests of our shareholders from time to time and is consistent with evolving best practices at other publicly traded companies. The highly technical and heavily regulated environment in which our business operates demands that our board members possess a specialized base of knowledge and expertise to enable them to carry out their advisory and oversight functions. In addition, recent legislative and administrative developments with respect to corporate governance have significantly affected the composition and operation of public company boards of directors. Our board of directors requires the flexibility to establish a board of directors of appropriate size to deal with these challenges and serve the best interests of our shareholders.
      Further, our board believes that a classified board of directors promotes continuity and stability in the management of the business and affairs of the Company and encourages persons considering unsolicited, unilateral takeover actions to negotiate with the target company’s board of directors rather than pursue a non-negotiated takeover attempt. Our board believes that these outcomes are in the best interests of our shareholders. Because of this belief, our bylaws currently provide for classification of the board if and when we are qualified as a listed company, but because our bylaws currently fix the size of the board at nine (9) members, the number of classes of directors is fixed at three (3) to allow for an equal number of directors in each class. If the shareholders authorize our board to reduce the size of the board pursuant to this Proposition 2, our board may thereafter require the authority to divide the directors into either two or three classes. This proposed amendment provides the board with such authority.

Board Authorization to Establish Number of Directors
      Currently, our bylaws fix the size of our board of directors at nine (9) members. The proposed amendment would instead establish a permissible range for the size of our board between five (5) and nine (9) members inclusive, and would authorize our board to establish the size of the board of directors within that range. If shareholders approve this amendment of our bylaws, our board may by resolution at any time thereafter, and without further approval of our shareholders, establish the size of the board of directors at any size between five (5) and nine (9) members, or it may determine to leave the board at its current size of nine (9).

Board Authorization to Determine Number of Classes of Directors.
      Since May 28, 2002, our board of directors has consisted of a single class of directors, each of whom stands for election at each annual meeting of shareholders. Our bylaws currently provide that if and when we are qualified as a listed company within the meaning of Section 301.5 of the California Corporations Code, within 10 days following such date our board will be divided into three classes of three (3) members each, with each class serving staggered three year terms. As described in greater detail above under “Proposition 1 — Election of Directors,” the transfer of our common shares from the Nasdaq National Market to the Nasdaq SmallCap Market on May 28, 2002 resulted in us no longer qualifying as a listed company under the California Corporations Code. This in turn resulted in our classified board of directors being restructured by law into a single class of directors. If and when we meet the qualifications for listing on the Nasdaq National Market, which among other things requires the minimum bid price of our common shares be over $5.00 for inclusion, then to remain over $1.00 for continued listing, and our common shares begin trading on the Nasdaq National Market, we expect to again qualify as a listed company under California law and our board will again have the authority under our bylaws to implement a classified board structure. There can be no assurances that we will again qualify as a listed company under California law.
Text of the Proposed Amendments
      If shareholders approve Proposition 2, Sections 3.02 and 3.03 of our Amended and Restated Bylaws will be amended and replaced in their entirety and made legally consistent with one another in the context of various board sizes to read as follows:

3.02 NUMBER AND QUALIFICATION OF DIRECTORS

The authorized number of directors of the corporation shall be nine (9) unless changed by resolution of the board of directors in accordance with the succeeding sentence. Following the 2005 annual meeting of shareholders, the board of directors (acting alone and without the requirement of approval by the shareholders or the outstanding shares) shall have the authority to establish the size of the board of directors from time to time by resolution of the board of directors; provided that the board of directors shall be composed of not less than five (5) nor more than nine (9) persons. No reduction of the authorized number of directors shall have the effect of involuntarily removing any director before that director’s term of office expires. All directors of the corporation shall be natural persons, but need not be residents of California or shareholders of the corporation. At all times the board of directors shall include a number of independent directors sufficient to satisfy the then applicable requirements of federal law or regulation, any exchange on which securities of the corporation are listed and applicable California law or regulation.

3.03 ELECTION AND TERM OF OFFICE OF DIRECTORS

Until the Corporation becomes a listed Corporation within the meaning of Section 301.5 of the California Corporations Code, at each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting. Within ten (10) days following the effective date of the Corporation becoming a listed Corporation within the meaning of Section 301.5 of the California Corporations Code, the persons then serving as directors shall cast lots or otherwise agree to divide themselves into two or three classes which shall serve staggered terms of two or three years as determined in advance by resolution of the board of directors; provided that the number of directors in each class and the length of their terms shall comply with applicable limitations set forth from time to time in the California Corporations Code. Thereafter, their replacements shall serve staggered terms. Each director, including a director appointed to fill a vacancy, shall hold office until the expiration of the term for which elected or appointed and until a successor has been elected or appointed and qualified, except in the case of the death, removal, or resignation of such director.

Board Recommendation
      Our board of directors recommends that you vote “FOR” the approval of the amendments to our bylaws authorizing the board of directors to alter the size of the board of directors and authorizing the board to classify the board of directors into either two or three classes if and when we are qualified as a listed company under California law.

PERFORMANCE GRAPH
      The following graph compares our cumulative total shareholder return on an investment of $100 since December 31, 1999 with that of the Nasdaq Composite Index and the Nasdaq Telecommunications Index.

	1999	2000	2001	2002	2003	2004

Pac-West	$100	$34	$6	$5	$19	$13
Nasdaq CI	$100	$82	$64	$44	$66	$72
Nasdaq TI	$100	$62	$32	$15	$25	$26
SECTION 16(a) OF BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act, as amended, requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission and the Nasdaq Stock Market, as required. These persons are required to furnish us with copies of all Section 16(a) forms they file.
      Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that Forms 5 were not required for those persons we believe that during the fiscal year ended December 31, 2004, our executive officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.
ANNUAL REPORT
      Copies of our 2004 Annual Report are being mailed with this Proxy Statement to each shareholder entitled to vote at the annual meeting of shareholders. Shareholders not receiving a copy of the Annual Report may obtain one by writing Mr. Reid Cox, Vice President Corporate Development and Investor Relations, Pac-West Telecomm, Inc., 1776 W. March Lane, Suite 250, Stockton, California 95207, or by contacting Mr. Cox by e-mail at rcox@pacwest.com or by telephone at (209) 926-3417.

SUBMISSION OF SHAREHOLDER PROPOSALS
FOR THE 2006 ANNUAL MEETING
      Shareholder proposals for inclusion in the Proxy Statement to be issued in connection with the 2006 annual meeting of shareholders must be mailed to the Corporate Secretary, Pac-West Telecomm, Inc., 1776 W. March Lane, Suite 250, Stockton, California 95207, and must have been received by the Corporate Secretary on or before December 30, 2005. For any proposal that is not submitted for inclusion in the 2006 annual meeting Proxy Statement, but is instead sought to be presented directly at the 2006 annual meeting of shareholders, such proposal must be received by the Corporate Secretary at our principal executive offices at the address above not earlier than February 8, 2006 nor later than February 28, 2006. We will consider only proposals meeting the requirements of applicable federal securities laws and SEC rules promulgated thereunder.

The Board of Directors
April 29, 2005

PAC-WEST TELECOMM, INC.
1776 W. March Lane, Suite 250
Stockton, California 95207

PROXY
Solicited by the Board of Directors

The undersigned hereby appoints H. Ravi Brar, Reid Cox, and each of them, proxies, with power of substitution and revocation, acting together or, if only one is present and voting, then that one, to vote the common stock of Pac-West Telecomm, Inc., which the undersigned is entitled to vote at the annual meeting of shareholders to be held on June 21, 2005 and at any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, as designated herein and authorizes the proxies to vote in accordance with the recommendations of the management of Pac-West Telecomm, Inc. upon such other business as may properly come before the annual meeting of shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” IN ITEM 1 and “FOR” IN ITEM 2.

      1. Elect the nominated directors.

☐ FOR ALL NOMINEES BELOW	☐ WITHHOLD AUTHORITY FROM ALL NOMINEES BELOW

☐ Wallace W. Griffin	☐ Wallace W. Griffin
☐ Henry R. Carabelli	☐ Henry R. Carabelli
☐ David G. Chandler	☐ David G. Chandler
☐ Jerry L. Johnson	☐ Jerry L. Johnson
☐ John K. La Rue	☐ John K. La Rue
☐ Samuel A. Plum	☐ Samuel A. Plum
☐ Thomas A. Munro	☐ Thomas A. Munro
☐ Timothy A. Samples	☐ Timothy A. Samples

IF YOU WISH TO CUMULATE YOUR VOTE FOR THOSE NOMINEES YOU WISH TO SUPPORT, ATTACH A SEPARATE SHEET OF PAPER SPECIFYING HOW YOU WISH TO ALLOCATE YOUR VOTES BETWEEN THE CANDIDATES YOU SUPPORT. THE NUMBER OF VOTES YOU ARE ENTITLED TO ALLOCATE IS EIGHT TIMES THE NUMBER OF SHARES YOU OWNED AS OF THE RECORD DATE. THE INSPECTOR OF ELECTION SHALL RESOLVE ALL ISSUES ARISING WITH RESPECT TO ALLOCATION INSTRUCTIONS THAT ARE NOT CLEAR.

2.	Approve an amendment to our bylaws authorizing our board of directors (a) to establish the size of the board and (b) to divide the board members into either two or three classes if and when we are qualified as a listed company under California law.

☐	☐	☐
FOR	AGAINST	ABSTAIN

(Continued and to be signed and dated on the reverse side.)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF THIS PROXY IS PROPERLY EXECUTED AND TIMELY RETURNED AND NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1, AND FOR ITEM 2.

Please date and sign exactly as names appear on this Proxy. Joint owners should each sign. Trustees, executors, etc. should indicate the capacity in which they are signing.

Dated:	, 2005
Signature(s):

☐ Check here if you plan to attend the annual meeting.

☐ Check here for address change.

New Address:

2